Exhibit 10

On November 17, 2004, the Compensation Committee of the Board of Trustees of the Company approved the annual base salaries (effective as of January 1, 2005) of the Company’s executive officers after a review of performance, market data and salaries of executives at comparable companies. The following table sets forth the annual base salary levels of the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement, dated August 6, 2004) for calendar years 2005 and 2004. The Compensation Committee determined that no bonuses were payable in respect of calendar year 2004 to any of the Named Executive Officers.

Name and Position	Year	Base Salary
Thomas A. Wentz, Sr.	2005	$200,000
President and Chief Executive Officer	2004	$182,500

Timothy P. Mihalick	2005	$240,000
Senior Vice President and Chief Operating	2004	$200,000
Officer, and Trustee

Diane K. Bryantt	2005	$130,000
Senior Vice President and Chief Financial Officer	2004	$110,000

Charles Wm. James	2005	$230,000
Senior Vice President, and Trustee	2004	$220,000

Thomas A. Wentz, Jr.	2005	$200,000
Senior Vice President, and Trustee	2004	$165,000